Exhibit 99.1

Volt Information Sciences Names Paul Tomkins Chief Financial Officer

New York, NY, March 25, 2015 – Volt Information Sciences, Inc. (NYSEMKT: VISI) today announced that Paul Tomkins has been named Chief Financial Officer of the Company.

Mr. Tomkins brings over 20 years of finance expertise to Volt Information Sciences. Most recently, he served as the Executive Vice President and Chief Financial Officer at Reader’s Digest Association, Inc., where he oversaw all aspects of finance and accounting and played an integral role in managing a number of important non-core business divestitures.

“Paul is an experienced and talented leader whose track record demonstrates not only his keen understanding of business and finance, but also his ability to deliver strategic change,” said Ron Kochman, President and Chief Executive Officer.  “I am confident that Paul will contribute meaningfully to our Company’s success as we continue to make progress on our strategic priorities and deliver value to our shareholders.”

Mr. Tomkins commented, “Volt is at an important point in its development and I look forward to the opportunity to contribute to the Company’s future success. It is clear that we have an opportunity to enhance shareholder value considerably as we work to achieve a more highly focused and profitable Volt in the years ahead.”

Prior to his role at Reader’s Digest, Mr. Tomkins spent 27 years at AT&T, where he most recently served as the Vice President and Controller of AT&T Business Solutions and previously held a number of other strategic planning and financial management positions. Mr. Tomkins is a Certified Public Accountant and is a member of the American Institute of CPAs and the NJ Society of CPAs. He earned his MBA with an emphasis in International Finance from Seton Hall University and received his Bachelor of Science degree in Accounting from Rider College.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is an international provider of staffing services (traditional time and materials based as well as project based), information technology infrastructure services, telecommunication infrastructure and security services, and telephone directory publishing and printing in Uruguay. Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily professional administration, technical, information technology and engineering positions. Our project-based staffing assists with individual customer assignments as well as customer care call centers and gaming industry quality assurance testing services, and our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our information technology infrastructure services provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations. For more information, visit www.volt.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1065 Avenue of the Americas, New York, New York 10018, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the company’s website at http://www.volt.com in the Investor & Governance section.

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Contact:
Volt Information Sciences, Inc.
Paul Tomkins
voltinvest@volt.com
212-704-7921